EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2/A, Amendment No. 2 (No. 333-144200) of HC Innovations, Inc. of our report dated March 31, 2008 relating to the 2007 financial statements, which appears in this Form 10-KSB.

/s/ Carlin, Charrom & Rosen, LLP

Glastonbury, Connecticut

March 31, 2008